UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 13, 2025

NEXTPLAT CORP
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40447	65-0783722
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Ansin Blvd, Suite A
Hallandale Beach, FL 33009
(Address of principal executive offices and zip code)

(305) 560-5381
(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXPL	The Nasdaq Stock Market, Inc.
Warrants	NXPLW	The Nasdaq Stock Market, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2025, the Company’s Chief Financial Officer, Cecile Munnik, decided to step down from her position as Chief Financial Officer. Ms. Munnik will continue to work with the Company through a transitional period, including through the filing of the Company’s quarterly report for the period ended September 30, 2025.

In addition, on October 13, 2025, the Board of Directors of the Company unanimously voted to appoint Amanda L. Ferrio to serve as Chief Financial Officer of the Company effective immediately.

Amanda L. Ferrio, 37, has served as the Vice President of Accounting & Finance of Progressive Care LLC (“Progressive Care”), the Company’s wholly owned healthcare operation subsidiary, since 2022. Over the past three years at Progressive Care, Ms. Ferrio oversaw aspects of the accounting and finance department including financial reporting and analysis, budgeting and forecasting, and managed its SEC filings. Ms. Ferrio has over 15 years of accounting and finance experience at both Nasdaq-listed and private companies. Prior to joining Progressive Care, Ms. Ferrio held multiple accounting and finance roles including serving as Controller at BBC International, LLC; Senior Manager, Financial Reporting & Compliance at Willis Lease Finance Corporation; Senior Accountant at BioMatrix Specialty Pharmacy; and Senior Accountant at FedNat. Ms. Ferrio holds a Master or Science and a Bachelor of Science in Accounting.

In connection with the appointment of Ms. Ferrio as the Company’s Chief Financial Officer, the Compensation Committee of the Board of Directors approved an increase in Ms. Ferrio’s annual base salary to $225,000 per year. There were no other material plans, contracts or arrangements entered into between the Company and Ms. Ferrio in connection with her appointment as Chief Financial Officer.

In addition, there are no arrangements or understandings between Ms. Ferrio and any other persons pursuant to which she was selected as Chief Financial Officer. There are no family relationships between Ms. Ferrio and any director or executive officer of the Company, and she has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On October 14, 2025, the Company issued a press release (the “Press Release”) reporting on appointment of Ms. Ferrio as Chief Financial Officer.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing disclosure is qualified by the full text of the press release.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAT CORP.

	By:	/s/ David Phipps
	Name:	David Phipps
	Title:	Chief Executive Officer

Dated: October 15, 2025